UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

May 5, 2009

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

The Company hereby furnishes its press release dated May 7, 2009, as Exhibit 99.1 hereto.

On May 5, 2009, examiners from the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Richmond, the Office of the Comptroller of the Currency and representatives from other federal bank supervisors (together the “Supervisors”) delivered a report to Capital One Financial Corporation (the “Company”) under the U.S. Department of the Treasury’s recently completed Supervisory Capital Assessment Program, also known as its “Stress Test.” In this report, the Supervisors provided the results of their estimates of the Company’s credit losses, resources available to absorb those losses and any necessary additions to capital under the “more adverse” Stress Test scenario. Resources available to absorb losses included the Company’s estimated pre-provision net revenues in 2009 and 2010, estimated loan loss allowance levels in 2009 and 2010, and existing capital resources. The Supervisors concluded that the Company does not need to raise any additional Tier 1 capital or Tier 1 common equity under the “more adverse” Stress Test scenario.

The Company continues to work towards repaying the funds it received from the U.S. Treasury under its TARP Capital Purchase Program in November 2008 as soon as it is prudent and appropriate to do so.

The Company notes that the Supervisors’ results are expressed in terms of the Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”), or its “reported” financial statements. In “reported” financial statements, loans included in securitization transactions which qualified as sales under GAAP are removed from the Company’s “reported” balance sheet. Servicing fees, finance charges and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics can be useful to stakeholders.

Based on the assumptions submitted by the Company to the Supervisors during the Stress Test and on the results of the Supervisors’ Stress Test analysis of the Company, without expressing any opinion or making any representation as to the accuracy or validity of such assumptions, analysis or results, the Supervisors’ conclusions with respect to the Company’s reported assets, as recalculated by the Company with respect to its managed assets as of December 31, 2008, would be as follows:

At December 31, 2008	$B	% of Loans
Tier 1 Capital	16.8	12.7%
Tier 1 Common Equity	12.0	9.1%
Risk Weighted Assets	131.8
Memo: UST Preferred Equity (1)	3.6

Estimated for 2009 and 2010 for the More Adverse Scenario

	More Adverse Scenario
	Reported		Managed (estimated) - 6
	$B	% of Loans	$B
Total Estimated Losses (before purchase accounting adjustments)	13.4		21.3
First Lien Mortgages - 1	1.8	10.7%	1.8
Second/Junior Lien Mortgages	0.7	19.9%	0.7
Commercial and Industrial Loans - 2	1.5	9.7%	2.2
Commercial Real Estate Loans - 3	1.1	6.0%	1.1
Credit Card Loans - 4	3.6	18.2%	10.7
Securities (AFS and HTM)	0.4	na	0.4
Trading & Counterparty	na	na	—
Other - 5	4.3	na	4.4

Memo: Purchase Accounting Adjustments	1.5		1.5

Resources Other than Capital to Absorb Losses in the More Adverse Scenario	9.0		16.9

Indicated Additional Capital Buffer
Indicated Additional Tier 1 Common/Contingent Common Buffer	No Need		No Need
Less Capital Actions and Effects of Q1 2009 Results	(0.3)		(0.3)
Indicated Additional Net Tier 1 Common/Contingent Common Buffer	No Need		No Need

1 - Includes Chevy Chase Loans marked to market through purchase accounting.

2 - Includes traditional C&I lending in the Local Banking segment, and small business credit cards and small business installment loans in the National Lending segment. Local Banking C&I loss rate in first quarter 2009 was x%.

3 - Includes GreenPoint Mortgage small ticket commercial loans.

4 - Includes US consumer credit cards, UK credit cards, and Canada credit cards.

5 - Includes auto finance, installment lending and other Local Banking loans.

6 - Based on the Company’s calculations

Readers seeking additional information regarding the design and implementation of the Supervisory Capital Assessment Program may refer to the Supervisors’ April 24, 2009, press release, which is available on the Federal Reserve’s website.

The information provided in this report contains statements based on certain financial, credit and other performance assumptions underlying the Supervisors’ analysis or contained in the Company’s submission to the Supervisors under the Stress Test. The Company cautions readers that the Stress Test utilized a hypothetical economic scenario to estimate potential capital needs and therefore is not predictive of future events. The statements in this report are not intended to reflect the Company’s past, current or future performance, conditions or expectations. Actual results could differ materially from those contained in this report.

Note: Information furnished in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this report that may be required to be disclosed solely by Regulation FD. The information provided in this report shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: May 7, 2009	By:	/s/ Gary L. Perlin
Gary L. Perlin Chief Financial Officer